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                             EXHIBIT (5)
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                        LEWIS, RICE & FINGERSH

                     A LIMITED LIABILITY COMPANY

                          ATTORNEYS AT LAW


                    500 N. BROADWAY, SUITE 2000
                   ST. LOUIS, MISSOURI 63102-2147

                         TEL (314) 444-7600



                           April 24, 1995




Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101

     Re:   Registration Statement on Form S-4

Dear Sirs:

     In connection with a certain Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, you have requested that we furnish you our opinion as to the legality of the shares of the common stock, $1.00 par value (the "Common Stock"), of Boatmen's Bancshares, Inc. (the "Company") registered thereunder, which Common Stock is to be issued pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated November 14, between Boatmen's First National Bank of Amarillo and First National Bank in Pampa, and joined in by Boatmen's Bancshares, Inc. and Boatmen's Texas, Inc.

     As counsel to the Company, we have participated in the preparation of the Registration Statement. We have examined and are familiar with the Company's Restated Articles of Incorporation, Bylaws, as amended, records of corporate proceedings and such other information and documents as we have deemed necessary or appropriate.

     Based upon the foregoing, we are of the opinion that the Common Stock has been duly authorized and will, when issued as contemplated in the Registration Statement, the Merger Agreement, be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement.

                                 Very truly yours,

                                 LEWIS, RICE & FINGERSH, L.C.

                                 /s/ Lewis, Rice & Fingersh, L.C.


ST. LOUIS, MISSOURI * KANSAS CITY, MISSOURI * CLAYTON, MISSOURI * WASHINGTON,
     MISSOURI * BELLEVILLE, ILLINOIS * HAYS, KANSAS * LEAWOOD, KANSAS